As filed with the Securities and Exchange Commission on January 31, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NeuroOne Medical Technologies Corporation

(Exact name of registrant as specified in its charter)

Delaware	27-0863354
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number.)

7599 Anagram Dr., Eden Prairie, MN	55344
(Address of principal executive offices)	(Zip code)

NeuroOne Medical Technologies Corporation 2017 Equity Incentive Plan

(Full title of the plan)

David Rosa

President and Chief Executive Officer

NeuroOne Medical Technologies Corporation

7599 Anagram Dr.,
Eden Prairie, MN 55344

952-426-1383

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Phillip D. Torrence, Esq.

Emily Johns, Esq.

Honigman LLP

650 Trade Centre Way, Suite 200

Kalamazoo, Michigan 49002-0402

(269) 337-7700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by NeuroOne Medical Technologies Corporation, a Delaware corporation (the “Registrant,” “we,” “us,” or “our”), relating to 1,051,556 shares of its common stock, par value $0.001 per share (the “Common Stock”), issuable pursuant to the 2017 Equity Incentive Plan (the “2017 Equity Incentive Plan”). The Common Stock being registered hereunder is in addition to the (i) 1,300,000 shares of Common Stock registered on the Registrant’s Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on May 1, 2018 (Commission File No. 333-224572), (ii) 1,079,835 shares of Common Stock registered on the Registrant’s Form S-8 previously filed with the Commission on November 23, 2021 (Commission File No. 333-261302), (iii) 1,616,873 shares of Common Stock registered on the Registrant’s Form S-8 previously filed with the Commission on January 28, 2022 (Commission File No. 333-262397), and (iv) 129,479 shares of Common Stock registered on the Registrant’s Form S-8 previously filed with the Commission on February 22, 2023 (Commission File No. 333-269910) (collectively, the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding the registration of additional securities. Pursuant to such instruction, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference.

The following documents filed with the Commission by the Registrant are hereby incorporated by reference in this Registration Statement:

(a)	our Annual Report on Form 10-K for the year ended September 30, 2023 filed with the Commission on December 15, 2023;

(b)	our Current Reports on Form 8-K filed with the Commission on November 7, 2023, November 14, 2023, November 16, 2023, and December 11, 2023;

(c)	the description of our Common Stock in our registration statement on Form 8-A filed with the SEC on May 25, 2021 and as amended by any subsequent amendment or report filed for the purpose of updating such description.

In addition, all documents the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents. Notwithstanding anything herein, the Registrant is not incorporating by reference any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless, and to the extent, specified in any such Current Report on Form 8-K.

Any statement herein or contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such prior statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

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Item 8. Exhibits.

EXHIBIT INDEX

The following exhibits are filed as part of this Registration Statement.

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Certificate of Incorporation of NeuroOne Medical Technologies Corporation (incorporated by reference to Exhibit 3.4 on the Registrant’s Current Report on Form 8-K filed on June 29, 2017)

4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of NeuroOne Medical Technologies Corporation (incorporated by reference to Exhibit 3.1 on the Registrant’s Current Report on Form 8-K filed on March 31, 2021)

4.3	Bylaws of NeuroOne Medical Technologies Corporation (incorporated by reference to Exhibit 3.5 on the Registrant’s Current Report on Form 8-K filed on June 29, 2017)

4.4	2017 Equity Incentive Plan (incorporated by reference to Appendix G to the Registrant’s Schedule 14C filed on April 20, 2017).

5.1	Opinion of Honigman LLP

23.1	Consent of Baker Tilly US, LLP

23.2	Consent of Honigman LLP (included in its opinion filed as Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney (included after the signature of the Registrant contained on Signature Page of this Registration Statement)

107	Filing Fee Table

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on January 31, 2024.

NeuroOne Medical Technologies Corporation

By:	/s/ David Rosa
David Rosa
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David Rosa and Ronald McClurg, or either of them, as his or her true and lawful attorneys-in-fact and agents, with the full power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Rosa	President and Chief Executive Officer	January 31, 2024
David Rosa	(Principal Executive Officer) and a Director

/s/ Ronald McClurg	Chief Financial Officer (Principal Financial Officer and	January 31, 2024
Ronald McClurg	Principal Accounting Officer)

/s/ Paul Buckman	Director	January 31, 2024
Paul Buckman

/s/ Jeffrey Mathiesen	Director	January 31, 2024
Jeffrey Mathiesen

/s/ Edward Andrle	Director	January 31, 2024
Edward Andrle

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